Exhibit 10.106

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This Intellectual Property Security Agreement is entered into as of March     , 2006 by and between SILICON VALLEY BANK (“Bank”) and SENETEK PLC, an English corporation (“Grantor”).

RECITALS

A. Bank has agreed to make certain advances of money and to extend certain financial accommodation to Grantor (the “Loans”) in the amounts and manner set forth in that certain Loan and Security Agreement by and between Bank and Grantor dated of even date herewith (as the same may be amended, modified or supplemented from time to time, the “Loan Agreement”; capitalized terms used herein are used as defined in the Loan Agreement). Bank is willing to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall grant to Bank a security interest in certain copyrights, trademarks, patents, and mask works to secure the obligations of Grantor under the Loan Agreement.

B. Pursuant to the terms of the Loan Agreement, Grantor has granted to Bank a security interest in all of Grantor’s right, title and interest, whether presently existing or hereafter acquired, in, to and under all of the Collateral.

NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and intending to be legally bound, as collateral security for the prompt and complete payment when due of its obligations under the Loan Agreement, Grantor hereby represents, warrants, covenants and agrees as follows:

AGREEMENT

To secure its obligations under the Loan Agreement, Grantor grants and pledges to Bank a security interest in all of Grantor’s right, title and interest in, to and under its intellectual property which is “Collateral” under the Loan Agreement (including without limitation those copyrights, patents, trademarks and mask works listed on Schedules A, B, C, and D hereto), and including without limitation all proceeds thereof to the extent included in “Collateral” under the Loan Agreement (such as, by way of example but not by way of limitation, the following to the extent included in “Collateral” under the Loan Agreement: license royalties and proceeds of infringement suits), the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world and all re-issues, divisions continuations, renewals, extensions and continuations-in-part thereof. Grantor represents and warrants to Bank that the patents listed on Schedule B are all patents included in the Collateral under the Loan Agreement.

Grantor represents and warrants to Bank that it now has no copyrights registered with the United States Copyright Office. Further, if and to the extent Grantor desires to so register any copyrightable materials, Borrower shall at such time (i) provide Bank with at least 15 days prior written notice of the proposed registration of any such copyrightable materials with the United States Copyright Office; (ii) provide Bank with a copy of the application for any such registration; and (iii) execute such other instruments, and take such further actions as Bank may reasonably request from time to time to perfect or continue the perfection of Bank’s security interest therein and in the proceeds thereof, to the extent Bank determines that any additional action is required or desired.

Grantor will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements of Intellectual Property material to the Grantor’s business and (ii) not allow any Intellectual Property material to Grantor’s business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

This security interest is granted in conjunction with the security interest granted to Bank under the Loan Agreement. The rights and remedies of Bank with respect to the security interest granted hereby are in addition to those set forth in the Loan Agreement and the other Loan Documents, and those which are now or hereafter available to Bank as a matter of law or equity. Each right, power and remedy of Bank provided for herein or in the Loan Agreement or any of the Loan Documents, or now or hereafter existing at law or in equity shall be cumulative and concurrent and shall be in addition to every right, power or remedy provided for herein and the exercise by Bank of any one or more of the rights, powers or remedies provided for in this Intellectual Property Security Agreement, the Loan Agreement or any of the other Loan Documents, or now or hereafter existing at law or in equity, shall not preclude the simultaneous or later exercise by any person, including Bank, of any or all other rights, powers or remedies.

IN WITNESS WHEREOF, the parties have cause this Intellectual Property Security Agreement to be duly executed by its officers thereunto duly authorized as of the first date written above.

Address of Grantor:	GRANTOR:

SENETEK PLC

831 Latour Court, Suite A Napa, California 94558

Attn:	Signed by
(Director) For and on behalf of Senetek Plc

BANK:

Address of Bank:	SILICON VALLEY BANK

By:

Title:
Attn:

EXHIBIT A

Copyrights

None

EXHIBIT B

Patents

Description	Registration/ Application Number	Registration/ Application Date

EXHIBIT C

Trademarks

None

EXHIBIT D

Mask Works

None